As filed with the Securities and Exchange Commission on June 17, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	13-3956775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Vanderbilt Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Fifth Amended and Restated 2005 Stock Option and Incentive Plan

(Full title of the plan)

Andrew S. Levine

Executive Vice President, Chief Legal Officer, General Counsel and Secretary
SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017
(Name and address of agent for service)

(212) 594-2700
(Telephone number, including area code, of agent for service)

Copy to:

Ettore Santucci, Esq.
Goodwin Procter LLP
100 Northern Ave.

Boston, MA 02210
Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”) and Rule 428(b)(1), the information specified in Part I of Form S-8 has been omitted from this Registration Statement.  This Registration Statement on Form S-8 of SL Green Realty Corp. (the “Company”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 4,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to the Fifth Amended and Restated 2005 Stock Option and Incentive Plan.  The contents of the Registration Statements on Form S-8 (Nos. 333-212108, 333-189362, 333-143721 and 333-127014) (the “Prior Equity Plan Registration Statements”), under which 13,375,000 shares of Common Stock were registered for issuance, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein or in the Prior Equity Plan Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company previously filed with the Commission are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;
(c)	Current Reports on Form 8-K and 8-K/A, as applicable, dated January 5, 2022, January 6, 2022, January 11, 2022, January 21, 2022, March 7, 2022 and June 1, 2022; and
(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 21, 1997, as updated by Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments and reports filed for the purpose of updating such description.

In addition, any and all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.  Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Numbering	Description

4.1	Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q, dated July 11, 2014, filed with the Commission on August 11, 2014.

4.2	Articles of Amendment to the Company’s Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated July 18, 2017, filed with the Commission on July 18, 2017.

4.3	Articles of Amendment to the Company’s Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated January 20, 2021, filed with the Commission on January 20, 2021.

4.4	Articles of Amendment to the Company’s Articles of Restatement, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K, dated January 20, 2021, filed with the Commission on January 20, 2021.

4.5	Articles of Amendment to the Company’s Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company's Form 8-K, dated January 21, 2022, filed with the Commission on January 21, 2022.

4.6	Articles of Amendment to the Company’s Articles of Restatement, incorporated by reference to Exhibit 3.2 to the Company's Form 8-K, dated January 21, 2022, filed with the Commission on January 21, 2022.

4.7	Fifth Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 21, 2018, filed with the Commission on December 28, 2018.

4.8	First Amendment to Fifth Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form 8-K, dated May 11, 2020, filed with the Commission on May 13, 2020.

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	SL Green Realty Corp. Fifth Amended and Restated 2005 Stock Option and Incentive Plan, incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on April 21, 2022.

107	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 17th day of June, 2022.

SL Green Realty Corp.

By:	/s/ Matthew J. DiLiberto
Name:	Matthew J. DiLiberto
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Marc Holliday, Andrew S. Levine and Matthew J. DiLiberto and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed on June 17, 2022 by the following persons in the respective capacities indicated below.  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marc Holliday	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2022
Marc Holliday

/s/ Matthew J. DiLiberto	Chief Financial Officer (Principal Financial Officer	June 17, 2022
Matthew J. DiLiberto	and Principal Accounting Officer)

/s/ Andrew W. Mathias	President and Director	June 17, 2022
Andrew W. Mathias

/s/ Stephen L. Green	Director	June 17, 2022
Stephen L. Green

/s/ John H. Alschuler, Jr.	Director	June 17, 2022
John H. Alschuler, Jr.

/s/ Betsy S. Atkins	Director	June 17, 2022
Betsy S. Atkins

/s/ Carol N. Brown	Director	June 17, 2022
Carol N. Brown

/s/ Edwin T. Burton, III	Director	June 17, 2022
Edwin T. Burton, III

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/s/ Lauren B. Dillard	Director	June 17, 2022
Lauren B. Dillard

/s/ Craig M. Hatkoff	Director	June 17, 2022
Craig M. Hatkoff

/s/ John S. Levy	Director	June 17, 2022
John S. Levy

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